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                                                                    EXHIBIT 99.1

                            PINNACLE BANCSHARES, INC.
                               2610 CANTRELL ROAD
                           LITTLE ROCK, ARKANSAS 72202


                          SPECIAL SHAREHOLDERS MEETING
                                FEBRUARY 28, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of PINNACLE BANCSHARES, INC. hereby constitutes and appoints Robert M. Althoff and Dabbs Cavin, or either of them, the true and lawful agent and attorney-in-fact for the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock owned by the undersigned or registered in the name of the undersigned on January 28, 2002 at the Special Meeting of Shareholders to be held on February 28, 2000 at 10:00 a.m. (Central Time) or at any and all adjournments thereof.

Proposal:         To approve and adopt the Agreement and Plan of Merger, dated as of November 14, 2001, between Pinnacle Bancshares, Inc. and
                  BancorpSouth, Inc., providing for the merger of Pinnacle
                  Bancshares, Inc. with and into BancorpSouth, Inc., as described in the Prospectus Supplement/Proxy Statement dated
                  January __, 2002.

    In their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders or any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

FOR                  AGAINST                  ABSTAIN
[ ]                  [ ]                      [ ]

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IMPORTANT: Please sign exactly as your name or names                  The undersigned instructs that this proxy be
appear on this proxy card. When shares are held by joint              voted as marked.
tenants, both should sign. When signing as an attorney,
executor, administrator, trustee or guardian, please give             Dated:                       , 2002
full title as such. If a corporation, please sign in full                    ----------------------
corporate name by president or other authorized officer. If
a partnership, please sign in partnership name by general             ---------------------------------
partner or other authorized person.                                   (Signature of Shareholder)


                                                                      ---------------------------------
                                                                      (Signature if held jointly)
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    Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

    IF YOU PLAN ON ATTENDING THE SPECIAL SHAREHOLDERS MEETING IN PERSON, PLEASE INDICATE SO BY CHECKING THE FOLLOWING BOX. [ ]